EXHIBIT INDEX

(b)(1)   Certificate of Amendment dated Nov. 14, 2002.

(h)(5) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 1, 2003.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated September 17, 2002.